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                                                                    EXHIBIT 12.1

                             TABLETOP HOLDINGS, INC.
                                 COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


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
                                                          PERIOD FROM                     YEAR ENDED
                                                          MARCH 17 TO                    DECEMBER 31,
                                                          DECEMBER 31,   ------------------------------------------
                                                              2000           2001           2002           2003
                                                          ------------   ------------   ------------   ------------
     Fixed charges:
        Interest expense                                  $     38,034   $     43,694   $     34,767   $     38,540
        Estimated of interest within rental expense                225            300            300            300
                                                          ------------   ------------   ------------   ------------
     Total fixed charges                                  $     38,259   $     43,994   $     35,067   $     38,840
                                                          ------------   ------------   ------------   ------------

     Earnings:
        Income (loss) before taxes                        $      2,912   $     13,660   $     32,797   $      2,058
        Fixed charges                                           38,259         43,994         35,067         38,840
        Equity in income of affiliate                               --            399            141           (105)
                                                          ------------   ------------   ------------   ------------
     Total earnings                                       $     41,171   $     58,053   $     68,005   $     40,793
                                                          ------------   ------------   ------------   ------------

     Ratio of earnings to fixed charges                          1.076          1.320          1.939          1.050
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